Exhibit 2.13
Execution Version

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY,
ICON PLC,
EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,
and
CITIBANK, N.A., as Trustee,
___________________
SECOND SUPPLEMENTAL INDENTURE
Dated as of July 1, 2025
to
INDENTURE
Dated as of May 8, 2024
___________________
5.809% SENIOR SECURED NOTES DUE 2027
5.849% SENIOR SECURED NOTES DUE 2029
6.000% SENIOR SECURED NOTES DUE 2034

AMERICAS 130070302

SECOND SUPPLEMENTAL INDENTURE, dated as of July 1, 2025 (this “Second Supplemental Indenture”), among ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares in Ireland (the “Issuer”), ICON PUBLIC LIMITED COMPANY, a public limited company in Ireland (the “Parent”), the guarantors from time to time party hereto (together with the Parent, the “Guarantors”) and CITIBANK, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”), Paying Agent and Registrar.
WHEREAS, the Issuer has executed and delivered an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, the Parent and the Trustee, as supplemented by a First Supplemental Indenture, dated as of May 8, 2024 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”), among the Issuer, the Parent, the Guarantors, the Trustee and CITIBANK, N.A., LONDON BRANCH, as notes collateral agent (in such capacity, the “Notes Collateral Agent”) pursuant to which the Issuer has issued (i) $750,000,000 in aggregate principal amount of 5.809% Senior Secured Notes due 2027 (the “2027 Notes”), (ii) $750,000,000 in aggregate principal amount of 5.849% Senior Secured Notes due 2029 (the “2029 Notes”) and (iii) $500,000,000 in aggregate principal amount of 6.000% Senior Secured Notes due 2034 (the “2034 Notes” and, collectively with the 2027 Notes and the 2029 Notes, the “Notes”);
WHEREAS, (i) pursuant to Section 9.01(a) of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) pursuant to Section 9.01(f) of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any Holder and (iii) pursuant to Section 9.01(j) the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture to conform the text of the Indenture to the “Description of the Notes” section of the prospectus supplement applicable to the Notes, in each case, without the consent of any Holder of Notes;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer has requested that the Trustee join with it and the Guarantors in the execution of this Second Supplemental Indenture in order to supplement the Indenture solely with respect to the Notes as described herein in order to (i) cure certain ambiguities, omissions, mistakes, defects or inconsistencies, (ii) make changes that provide additional rights or benefits to the Holders of the Notes or that do not materially adversely affect the legal rights under the Indenture of any Holder and (iii) conform the text of the Indenture to the “Description of the Notes” section of the prospectus supplement applicable to the Notes; and
WHEREAS, the Issuer desires that the Trustee join with it in the execution and delivery of this Second Supplemental Indenture, and in accordance with Sections 7.02, 9.01, 9.06, 12.04 and 12.05 of the Indenture, the Issuer has delivered to the Trustee, an Officer’s Certificate and Opinion of Counsel stating that the execution of this Second Supplemental Indenture is permitted by the Indenture and that all conditions precedent to its execution have been complied with, and the Indenture and this Second Supplemental Indenture are valid and binding obligations of the Issuer and are enforceable in accordance with their terms.
NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of each Series of Notes:

AMERICAS 130070302	1

ARTICLE 1
DEFINITIONS
Section 1.01    Definitions.
(a)    Unless otherwise defined in this Second Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
(b)    With respect to each Series of Notes issued pursuant to the First Supplemental Indenture, the following definitions shall be added to Section 1.01 of the Base Indenture:
“First Lien Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Notes.
“First Priority Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Note Guarantees and the Collateral Documents.
ARTICLE 2
AMENDMENTS TO THE INDENTURE
Section 2.01    Amendments.
(a)    Consolidation, Merger or Sale of Assets. Section 5.01 of the Base Indenture is hereby amended solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:
Section 5.01    Consolidation, Merger or Sale of Assets.
(a)    The Parent will not: (1) consolidate with or merge or amalgamate with or into another Person (whether or not the Parent is the surviving Person), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either: (a) the Parent is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland;
(2)    the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent under the Note Guarantee and this Indenture;
(3)    immediately after such transaction, no Event of Default exists; and
(4)    ~~with respect to any Series of Notes that are secured,~~ if applicable, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Parent are assets of the type which would constitute ~~collateral with respect to the Notes of any Series~~ Collateral under the Collateral Documents, the Parent or the surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to ~~a~~the Lien ~~on~~of the

AMERICAS 130070302	2

~~collateral with respect to the Notes of such Series~~applicable Collateral Documents in the manner and to the extent required by this Indenture or under the ~~related security documents~~applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable ~~security documents~~Collateral Documents.
(b)    In the event that any Person shall become the owner of 100% of the Voting Stock of the Parent, such Person may, but is not obligated to, assume the performance of the Parent’s covenants and obligations under this Indenture as a Guarantor under the Notes (a “Voluntary Assumption”).
(c)    The Issuer shall not consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person) unless:
(1)    either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization of Economic Cooperation and Development (or any successor); and, if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture;
(3)    immediately after such transaction, no Event of Default exists; and
(4)    ~~with respect to any Series of Notes that are secured,~~ if applicable, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Issuer are assets of the type which would constitute ~~collateral with respect to the Notes of any Series~~Collateral under the Collateral Documents, the Issuer or the surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to ~~a~~the Lien ~~on~~of the ~~collateral with respect to the Notes of such Series~~applicable Collateral Documents in the manner and to the extent required by this Indenture or under ~~related security documents~~applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable ~~security documents~~Collateral Documents.
This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets that is between or among the Parent and its Subsidiaries. Section 5.01(a)(3) will not apply to any merger, amalgamation or consolidation of the Parent with or into one of its Subsidiaries for any purposes or with or into an affiliate solely for the purpose of reincorporating the Parent in another jurisdiction. Section 5.01(c) will not apply to any merger or consolidation of the Issuer (1) with or into one of the Parent’s Subsidiaries for any purpose so long as the surviving Person becomes a primary obligor of the Notes or (2) with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction so long as the surviving Person becomes a primary obligor of the Notes; provided, however, if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia,

AMERICAS 130070302	3

Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor).
(b)    Events of Default. Clause (3) of Section 6.01 of the First Supplemental Indenture is hereby amended solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:
(3)    failure by the Issuer or the Guarantors to comply with any of the other agreements in the Indenture (other than a failure that is the subject of clause (1) or (2)) for ~~60~~90 days after receipt by the Parent of written notice of such failure from the Trustee (or receipt by the Parent and the Trustee of written notice of such failure from the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes of such Series voting as a single class);
(c)    Acceleration. Section 6.02 of the Base Indenture is hereby amended solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:
Section 6.02    Acceleration.
If there is a continuing Event of Default (other than an Event of Default specified in Sections ~~6.01(4) and 6.01(5)~~6.01(6) and 6.01(7) hereof with respect to the Parent or the Issuer) with respect to any Series of Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Series of Notes affected thereby may declare the principal amount of all of the Notes of such Series to be due and payable immediately. However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any Series of Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes of such Series may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes of such Series or all such Events of Default have been waived as provided in this Indenture. If an Event of Default specified in Sections ~~6.01(4) and 6.01(5)~~6.01(6) and 6.01(7) hereof with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.
(d)    Amendments Without Consent of Holders. The first paragraph of Section 9.01 of the Base Indenture is hereby amended solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:
Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Issuer, the Guarantors of the Notes of any Series and the Trustee (and the Collateral Agent, as applicable) may amend or supplement this Indenture with respect to such Series, the Notes of such Series ~~or~~, the related Note Guarantees or the Collateral Documents:
(e)    Amendments With Consent of Holders. Clause (d) of Section 8.02 of the First Supplemental Indenture is hereby amended solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:

AMERICAS 130070302	4

(d)    the following clauses (g), (h) and (i) shall be added to the end of the fourth paragraph of Section 9.02 of the Base Indenture, and shall replace existing clause (g) of the fourth paragraph of Section 9.02 of the Base Indenture:
“(~~h~~g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.02 hereof); ~~or~~
(~~i~~h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture~~.”~~; or
(i) make any change in the preceding amendment and waiver provisions.”
Section 2.02    Terms of Notes. Any provision contained in the Notes that relates to any provision of the Indenture as amended by this Article 2 shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended hereby.
ARTICLE 3
MISCELLANEOUS
Section 3.01    Effect of the Second Supplemental Indenture. The Indenture shall (notwithstanding Section 12.12 of the Base Indenture or Section 3.03 hereof) be read together with this Second Supplemental Indenture and shall have the same effect over the Notes of each Series, in the same manner as if the provisions of the Base Indenture, the First Supplemental Indenture and this Second Supplemental Indenture were contained in the same instrument.
Section 3.02    No Adverse Interpretation of Other Agreements. This Second Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Second Supplemental Indenture.
Section 3.03    Severability. In case any provision in this Second Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 3.04    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 3.05    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE ISSUER AND THE GUARANTORS CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE ISSUER AND THE GUARANTORS WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH

AMERICAS 130070302	5

COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, SHALL APPOINT ICON US HOLDINGS INC. (ICON US HOLDINGS INC., 731 ARBOR WAY, SUITE 100, BLUE BELL PA 19422), AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER AND THE GUARANTORS AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SECOND SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. THE ISSUER AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF CT CORPORATION SYSTEM IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.06    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.
Section 3.07    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.08    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.
[Signatures on following page]

AMERICAS 130070302	6

Dated as of July 1, 2025
ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
By: _/s/ Simon Hollywood_______
Name: Simon Hollywood
Title: Authorised Signatory
ICON PUBLIC LIMITED COMPANY
By: _/s/ Diarmaid Cunningham ___
Name: Diarmaid Cunningham
Title: Authorised Signatory
ACCELLACARE LIMITED
ICON GLOBAL TREASURY UNLIMITED
COMPANY
ICON CLINICAL RESEARCH LIMITED
ICON HOLDINGS UNLIMITED COMPANY
ICON CLINICAL RESEARCH PROPERTY
DEVELOPMENT (IRELAND) LIMITED
ICON OPERATIONAL HOLDINGS
UNLIMITED COMPANY
ICON OPERATIONAL FINANCING
UNLIMITED COMPANY
ICON INVESTMENTS FOUR UNLIMITED
COMPANY
ICON CLINICAL GLOBAL HOLDINGS
UNLIMITED COMPANY
By: _/s/ Simon Hollywood_______
Name: Simon Hollywood
Title: Authorised Signatory
[Signature Page to the Second Supplemental Indenture]

AMERICAS 130070302

PRA HEALTH SCIENCES, INC.
ICON US HOLDINGS INC.
BEACON BIOSCIENCE, INC.
ICON CLINICAL RESEARCH LLC
ICON LABORATORY SERVICES, INC.
PRICESPECTIVE LLC
ICON EARLY PHASE SERVICES, LLC
MOLECULARMD CORP.
DOCS GLOBAL, INC.
ACCELLACARE US INC.
CLINICAL RESOURCE NETWORK, LLC
CRN HOLDINGS, LLC
RESEARCH PHARMACEUTICAL
SERVICES, INC.
SOURCE HEALTHCARE ANALYTICS,
LLC
SYMPHONY HEALTH SOLUTIONS
CORPORATION
PHARMACEUTICAL RESEARCH
ASSOCIATES, INC.
PRA HOLDINGS, INC.
PRA INTERNATIONAL, LLC
RPS GLOBAL HOLDINGS, LLC
RPS PARENT HOLDING LLC
ROY RPS HOLDINGS LLC
ICON CLINICAL INVESTMENTS, LLC
By: _/s/ Simon Hollywood_______
Name: Simon Hollywood
Title: Authorised Signatory
ICON LUXEMBOURG S.À R.L.
By: _/s/ Emer Lyons_______
Name: Emer Lyons
Title: Manager
[Signature Page to the Second Supplemental Indenture]

AMERICAS 130070302

CITIBANK, N.A.,
as Trustee
By: _/s/ Eva Waite_______
Name: Eva Waite
Title: Senior Trust Officer

[Signature Page to the Second Supplemental Indenture]

AMERICAS 130070302